EXHIBIT 21


Parent:

MIM Corporation*

                  First Tier Subsidiaries:

                  MIM  Health  Plans, Inc.*
                  Pro-Mark   Holdings, Inc.*
                  MIM Investment Corporation*
                  MIM IPA, Inc.**
                  Continental Managed Pharmacy Services, Inc.***

                                    Second Tier Subsidiaries:

                                    Continental Pharmacy, Inc.***
                                    Automated Scripts, Inc.***
                                    Preferred Rx, Inc.***
                                    Valley Physicians Services, Inc.***


* Each of these corporations has been incorporated under the laws of the State of Delaware.

**   This corporation has been  incorporated  under the laws of the State of New
     York.

*** Each of these corporations has been organized under the laws of the State of Ohio and each of the corporations identified as second tier subsidiaries are direct subsidiaries of Continental Managed Pharmacy Services, Inc.